UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 13, 2024
DEXCOM, INC.
(Exact Name of the Registrant as Specified in Its Charter)

Delaware	000-51222	33-0857544
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6340 Sequence Drive, San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)
(858) 200-0200
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
 Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 Par Value Per Share	DXCM	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01.	Entry into a Material Definitive Agreement.
On February 13, 2024, DexCom, Inc. (the “Company”) entered into a warrant termination agreement (the “Termination Agreement”) with Bank of America, N.A., (“BofA”), to terminate outstanding warrants to purchase shares of the Company’s common stock (the “Common Stock”) that were issued to BofA pursuant to confirmation agreements between the Company and BofA, dated as of November 27, 2018, and November 29, 2018 (the “BofA Warrant Transactions”).
The BofA Warrant Transactions were entered into in connection with: (i) the Company's issuance of 0.75% Convertible Senior Notes due 2023 that matured on December 1, 2023; (ii) the Company entering into convertible note hedge transactions with respect to its Common Stock with each of BofA and JPMorgan Chase Bank, National Association (“JPM”) that expired on December 1, 2023; and (iii) the Company entering into warrant transactions with JPM (the “JPM Warrant Transactions”) on substantially the same terms as the BofA Warrant Transactions (the BofA Warrant Transactions and the JPM Warrant Transactions collectively being the “Warrant Transactions”). Pursuant to the terms of the Warrant Transactions, the Company agreed to sell to BofA and JPM warrants (the “Warrants”) to acquire, subject to anti-dilution adjustments, up to approximately 20.7 million shares of Common Stock (as adjusted to reflect the four-for-one stock split effected in June 2022). Pursuant to the terms of the Warrant Transactions, the Warrants are scheduled to expire no later than the second quarter of 2024.
Pursuant to the terms of the Termination Agreement, the BofA Warrant Transactions with respect to an aggregate of 10.3 million shares of Common Stock will be terminated. In consideration of the termination of these warrants, the Company will deliver shares of Common Stock to BofA, the number of which will be determined based on the daily volume-weighted average price of the Common Stock during an averaging period consisting of a number of trading days determined in accordance with the Termination Agreement. The averaging period contemplated by the Termination Agreement is expected to be completed in the first quarter of 2024. The shares of Common Stock issuable under the Termination Agreement are being issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.
The foregoing description of the Termination Agreement with BofA is qualified in its entirety by reference to the full text of the Termination Agreement, attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.
The information required by Item 1.02 is contained in Item 1.01 of this Form 8-K and is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.
The information required by Item 3.02 is contained in Item 1.01 of this Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Number	Description

10.1*	Warrant Termination Agreement between DexCom, Inc. and Bank of America, N.A., dated February 13, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DEXCOM, INC.

By:	/s/ JEREME M. SYLVAIN Jereme M. Sylvain Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

Date:	February 15, 2024